UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

December 31, 2003
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A

Item 2.	Acquisition or Disposition of Assets

N/A

Item 3.	Bankruptcy or Receivership

N/A

Item 4.	Changes in Registrant’s Certifying Accountants

N/A

Item 5.	Other Events

From October 1, 2003 through December 31, 2003, Host America Corporation (“Host”) privately placed 500,000 shares of common stock at $5.00 per share with twenty-four (24) accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and Rule 506 promulgated thereunder.  The offering was made pursuant to a private placement memorandum dated October 1, 2003 and the shares were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc. (“View Trade”), a NASD-licensed broker-dealer.  View Trade received a commission of 10% of the gross proceeds from the shares sold by it.  In addition, for every ten (10) shares of common stock sold, View Trade or its agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of five (5) years.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

Item 6.	Resignations of Registrant’s Directors

N/A

Item 7.	Financial Statements and Exhibits

N/A

Item 8.	Change in Fiscal Year

N/A
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Item 9.	Regulation FD Disclosure

N/A

Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A

Item 12.	Results of Operations and Financial Conditions

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: January 15, 2004	By: Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer